UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)  April 22, 2011

BANK OF HAWAII CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-6887	99-0148992
(State of Incorporation)	(Commission	(IRS Employer
	File Number)	Identification No.)

130 Merchant Street, Honolulu, Hawaii	96813
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code)   (808) 694-8822

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.07.	Submission of Matters to a Vote of Security Holders

On April 22, 2011, Bank of Hawaii Corporation (the “Company”) held its annual shareholders meeting.  At the meeting, the following matters were submitted to a vote of the shareholders:

1.               Election of Directors: *

Nominee	Votes Cast For	Votes Withheld	Non-Votes
S. Haunani Apoliona	34,461,258	260,193	7,087,916
Mary G. F. Bitterman	34,108,280	613,171	7,087,916
Mark A. Burak	34,477,472	243,978	7,087,916
Michael J. Chun	34,496,758	224,692	7,087,916
Clinton R. Churchill	34,505,539	215,912	7,087,916
David A. Heenan	34,084,188	637,262	7,087,916
Peter S. Ho	34,144,084	577,367	7,087,916
Robert Huret	34,497,033	224,418	7,087,916
Kent T. Lucien	29,473,640	5,247,811	7,087,916
Martin A. Stein	34,490,104	231,347	7,087,916
Donald M. Takaki	29,193,962	5,527,489	7,087,916
Barbara J. Tanabe	34,107,753	613,697	7,087,916
Robert W. Wo	34,148,859	572,592	7,087,916

*   The directors are elected by a plurality of the votes cast.

2.               Advisory vote on the Company’s executive compensation:

Votes Cast For	Votes Against	Abstentions	Non-Votes
32,828,812	1,273,198	619,440	7,087,916

3.               Advisory vote on the frequency of future advisory votes on the Company’s executive compensation:

Votes for 1 Year	Votes for 2 Years	Votes for 3 Years	Abstentions	Non-Votes
28,541,090	130,393	5,388,745	661,222	7,087,916

4.               Amendment of the Bank of Hawaii Corporation 2004 Stock and Incentive Compensation Plan to increase available shares:

Votes Cast For	Votes Against	Abstentions	Non-Votes
30,820,044	3,247,463	653,944	7,087,916

5.               Ratification of the appointment of Ernst and Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011:

Votes Cast For	Votes Against	Abstentions	Non-Votes
41,134,847	628,710	45,810	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 25, 2011	BANK OF HAWAII CORPORATION

	By:	/s/ Mark A. Rossi
Mark A. Rossi
Vice Chairman and Corporate Secretary